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                                                                 Exhibit 10.7
                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of November 24, 1997 (the "Effective Date"), by and between SOLID STATE GEOPHYSICAL INC., having its head office at 7309 Flint Road S.E., Calgary, Alberta, T2H 1G3 (the "Company"), and MITCHELL L. PETERS, residing at 123 Woodpark Terrace S.W., Calgary, Alberta T2H 6E7 ("Peters").

                                    RECITALS:
                                    ---------

         A. Peters has served as the President and Chief Executive Officer of the Company since January 1985.

         B. Grant Geophysical, Inc., a Delaware corporation ("Grant"), will directly or indirectly acquire all of the outstanding shares of capital stock of the Company (the "Acquisition").

         C. Upon the consummation of the Acquisition, the Company desires to retain the services of Peters as a full-time employee for a period of time.

         D. The Company and Peters wish to formalize their employment relationship and obligations upon the termination of such employment.

         NOW, THEREFORE, in consideration of the covenants, agreements and payments set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Peters hereby agree as follows:

                                   ARTICLE I.
                                   EMPLOYMENT
                                   ----------

1.1 Subject to the consummation of the Acquisition, the Company and Peters hereby agree that the employment relationship between Peters and the Company as evidenced by the Executive Employment Agreement dated the 1st day of April, 1994 and as amended the 1st day of January, 1997 is mutually terminated and the Company shall have no obligation and Peters shall not be entitled to any payments or benefits whatsoever under such agreement subject only to Peters' right and entitlement to be paid the sum of CN $690,000 (less withholding) representing 3 years' salary, and to exercise options previously granted to Peters to purchase capital stock of the Company.

1.2 The Company hereby employs Peters, and Peters hereby accepts full-time employment with the Company commencing on the date of the consummation of the Acquisition, and, subject to the terms and conditions of this Agreement, continuing until December 31, 2000.

1.3 On December 31, 2000 and on each anniversary thereof, the term of this Agreement shall be extended for one additional year unless the Company or Grant notifies Peters, or Peters notifies the



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Company and Grant, prior to the end of such term that the term of this Agreement shall not be extended.

                                   ARTICLE II.
                                     DUTIES
                                     ------

2.1 During the term hereof, Peters shall perform the duties of the President and Chief Executive Officer of the Company, with responsibility for short-term and long-term growth of the Company and adding value to the Company and such other executive duties with the Company as may be assigned to him by the board of directors of the Company or Grant's chief executive officer and that are not inconsistent with the provisions hereof.

2.2 Peters shall accept without additional compensation, such office or offices to which he may be elected or appointed, as the case may be, by the board of directors of the Company, the board of directors of Grant or Grant's chief executive officer, including without limitation, (a) Senior Vice President of Grant, responsible for marketing development in Europe, Africa and the Middle East; (b) a director of the Company or Grant (or on any of their respective committees); or (c) an officer or director of any subsidiary of the Company or Grant.

2.3 Peters shall devote his full time and best efforts and skills to the business, best interests and welfare of the Company, and will use his best efforts to further enhance and develop the overall business, best interests and welfare of Grant and its subsidiaries as a whole.

2.4 In performing his duties under this Agreement, Peters shall report directly to the board of directors of the Company and Grant's chief executive officer and shall act in accordance with the reasonable and lawful directions and policies of the board of directors of the Company and Grant's chief executive officer; provided, however, if a conflict arises between the board of directors of the Company and Grant's chief executive officer, Peters shall act in accordance with such instructions of the board of directors of the Company.

                                  ARTICLE III.
                            COMPENSATION AND BENEFITS
                            -------------------------

3.1 As part of the consideration for the services to be performed by Peters hereunder during the employment period, Peters shall receive, as gross salary before any withholding of whatever sort, the amount of CN $230,000 per year, such amount to be payable by the Company in equal monthly installments and in a manner and on a timetable in which the Company's payroll is customarily handled. The compensation payable pursuant to this Article is referred to herein as "base salary."

3.2 The board of directors of the Company and Grant's chief executive officer shall annually review Peters' base salary, taking into account Peters' performance of his employment duties and the overall performance of the Company and Grant, and consider in their sole discretion an increase in Peters' base salary.

3.3 In addition to base salary, during the term of his employment hereunder, Peters shall be entitled to receive an initial award under Grant's 1997 Equity and Performance Incentive Plan (or any successor plan thereto), equal to 75% of the initial award granted to Grant's Chief Executive Officer.




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3.4 Peters shall also be entitled to participate in any cash bonus program
(subject to such program's terms and conditions) sponsored by the Company or Grant, as determined by the board of directors of the Company or the board of directors of Grant, respectively.

3.5 In addition to base salary, the Company shall provide Peters, during the term of his employment hereunder, with the following benefits:

                  (a) participation, for Peters and his dependents, in any present or future disability, health, dental or other insurance or welfare benefit plan generally available to all employees of the Company;

                  (b) participation in any pension plan, deferred compensation plan or any other employee benefit plan which the board of directors of the Company elects to make available generally to employees of the Company during the employment period;

                  (c) reasonable periods of vacation with pay, aggregating five weeks during calendar year 1998 and six weeks during each calendar year thereafter; provided, however, that such vacation shall not accrue or accumulate from year to year;

                  (d) the Company shall pay for or reimburse Peters for all reasonable out-of-pocket expenses actually incurred by him in furtherance of the business activities of the Company which, but for the benefit of the Company, would not have been incurred by Peters;

                  (e) the Company shall provide to Peters and pay for (i) a membership and reasonable membership dues in a health club; (ii) a membership and reasonable membership dues in a dinner/luncheon club;
         (iii) a membership and reasonable membership dues in a country club located within a 200 mile radius of the Peters' principal residence; and (iv) an automobile, plus reimbursement of reasonable and actually incurred expenses associated with leasing, operating and insuring the same; and

                  (f) in the event that the Company elects from time to time, with the approval of its board of directors, to place "key man" insurance on the life of Peters, the Company shall at such times provide at its cost similar insurance in the same sum to be made payable to the benefit of those dependants of Peters as he may direct.

The parties acknowledge that Peters shall have no right to receive any compensation except at the time, in the amounts and in the manner herein provided.

3.6 In the event of Peters' death during the term of his employment hereunder, the Company shall make payment of any and all base salary earned by Peters through the date of his death and not previously paid and shall make payment of all reasonable expenses actually incurred by Peters in accordance with Article 3.5(d) through the date of his death and not previously reimbursed. Payments made to Peters' heirs or assigns, executor or administrator shall operate as a complete release of the Company from the obligations under this Article.



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                                   ARTICLE IV.
                            TERMINATION OF EMPLOYMENT
                            -------------------------

4.1 At any time, without cause, the Company may upon 30 days' prior written notice, terminate the employment of Peters.

4.2 At any time the Company may immediately terminate the employment of Peters for "cause," as defined below, upon written notice, and no other compensation shall be payable to Peters after the date of such termination pursuant to the terms of this Agreement except in accordance with Article VI hereof.

4.3 For purposes of this Agreement, "cause" means that Peters shall have: (a) committed an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company; (b) intentionally and wrongfully damaged property of the Company, Grant, or any of their respective subsidiaries; (c) intentionally and wrongfully disclosed secret processes or confidential information of the Company, Grant, or any of their respective subsidiaries; (d) intentionally violated the provisions of Article VI; (e) breached any of his material covenants (including any of the covenants in Articles VI, VII or VIII) contained in this Agreement, or (f) willfully failed or refused to follow the lawful and proper directives of the board of directors of the Company or Grant's chief executive officer, consistent with Peters' position and within his power to do so, after receipt by Peters of a resolution duly adopted by the board of directors of the Company or notice by Grant's chief executive officer, specifying in reasonable detail the alleged failure or refusal and after a reasonable opportunity for Peters to cure the alleged failure or refusal. For purposes of this Agreement, an act or omission on the part of Peters shall not be deemed "intentional," if it was due to an error in judgment or negligence, but shall be deemed "intentional" if done by Peters not in good faith and without reasonable belief that the act or omission was in the best interests of the Company, Grant or their respective subsidiaries.

4.4 At any time Peters may terminate his employment, upon 30 days' prior written notice, for "good reason," as defined below.

4.5 For the purposes of this Agreement "good reason" means any of the following:
(a) the Company's material breach of this Agreement; (b) any reduction in Peters' base salary or any material and adverse change to the benefits set forth in Article 3.5; (c) the requirement by the Company or Grant that Peters be permanently based anywhere other than Calgary, Alberta, Canada; or (d) the Company or Grant materially diminishes Peters' responsibilities, title or offices from those in effect at the date of this Agreement; provided that in each of (a) - (d) of this Article 4.5, such action is taken without Peters' consent.

4.6 The employment of Peters shall immediately terminate on the death of Peters, or upon the voluntary resignation of Peters other than for good reason, in which event Peters shall only be entitled to any and all base salary earned by Peters through the date of his death or voluntary resignation, plus all reasonable expenses actually incurred by Peters in accordance with Article 3.5(d) prior to such death or voluntary resignation, and no other compensation shall be payable to Peters after the date of such death or voluntary resignation pursuant to the terms of this Agreement except, in the case of voluntary resignation, payments pursuant to Article VI hereof.




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                                   ARTICLE V.
                       PAYMENTS TO BE MADE ON TERMINATION
                       ----------------------------------

5.1 In the event that the Company terminates Peters' employment for cause or Peters voluntarily resigns for other than good reason, the Company shall within 30 days of termination of employment:

                  (a) make payment of any and all base salary earned by Peters through the date of such termination of employment and not previously paid;

                  (b) make payment of any and all reasonable expenses actually incurred by Peters in accordance with Article 3.5(d) through the date of termination of employment and not previously reimbursed; and

                  (c) make all payments pursuant to Article VI on the dates which such amounts are due and payable under such Article.

5.2 In the event that the Company terminates the employment of Peters without cause, Peters terminates his employment for good reason prior to the expiration of the term hereof, or upon the expiration of the term hereof, the Company shall, within 30 days of termination of employment:

                  (a) make payment of any and all base salary earned by Peters through the date of termination of employment and not previously paid;

                  (b) shall pay to Peters, a lump sum retiring allowance equal to 200% of the base salary in effect as of the date of termination of employment, less required withholdings;

                  (c) make payment of any and all reasonable expenses actually incurred by Peters in accordance with Article 3.5(d) through the date of termination of employment and not previously reimbursed; and

                  (d) make all payments pursuant to Article VI on the dates which such amounts are due and payable under such Article.

5.3 For purposes of this Agreement the phrase "termination of employment" shall mean (a) with respect to termination by the Company without cause or the resignation of Peters for good reason, 30 days after the date of notice by the Company or Peters, respectively, or (b) with respect to termination by the Company for cause, resignation by Peters other than for good reason or the death of Peters, the date of such termination, resignation or death, respectively.

5.4 The Company agrees that under Article 5.2 Peters shall have no obligation to mitigate and there shall be no reduction of any amounts payable to Peters under
Article 5.2 on account thereof.




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                                   ARTICLE VI.
                             COVENANT NOT TO COMPETE
                             -----------------------

6.1 Peters and the Company acknowledge that this covenant is being executed and delivered by the parties in consideration of the covenants of the Company contained in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged.

6.2 Peters and the Company agree that for a period of 24 months following termination of employment and regardless of the reason of such termination, neither Peters nor any of his Affiliates (defined below) shall, directly or indirectly, for himself or on behalf of any other person, corporation, firm, partnership, limited liability company, association or any other entity (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, partner, member, investor, principal, consultant or in any other capacity): (a) engage or participate in any "competing business"anywhere in the "restricted territories"; (b) induce any customers of the Company, Grant or any of their respective subsidiaries to patronize any competing business; (c) canvass, solicit or accept any competing business from any customer of the Company, Grant or any of their respective subsidiaries; (d) engage, suggest or assist in or influence the engagement or hiring by any competing business of any employee of the Company, Grant or any of their respective subsidiaries or otherwise cause or encourage any employee to terminate his or her employment with the Company, Grant or any of their respective subsidiaries; or (e) request or advise any customers of the Company, Grant or any of their respective subsidiaries to withdraw, curtail or cancel such customer's business with the Company, Grant or any of their respective subsidiaries. This Article 6.2 shall not prohibit Peters and his Affiliates from purchasing or holding in the aggregate, equity interests of up to 5% (or 10% if such equity interests are listed on a national securities exchange or are regularly quoted in an over-the-counter market by one or more members of the National Association of Securities Dealers or similar organization) in any business entity or person in competition, directly or indirectly, with the Company, Grant or any of their respective subsidiaries.

6.3 The term "competing business" shall be defined to mean any business in competition with the business or businesses conducted or planned to be conducted (as set forth in any business plans memoranda or other documents existing at the date of termination of employment) by the Company, Grant or their respective subsidiaries as of the date of termination of employment, or in any business, the products or services of which, at the date hereof or at any time during the term of this Agreement, are sold or licensed by or marketed by the Company, Grant or their respective subsidiaries.

6.4 The term "restricted territories," shall be defined to mean (x) the United States, Canada, Bolivia, Brazil, Indonesia, Ecuador, Guatemala, Bangladesh, Columbia, Peru, Venezuela, Trinidad and Yemen and (y) all of the specific clients, whether within or outside of the geographic areas described in (x) above, with which the Company, Grant or any of their respective subsidiaries had any contact or for which the Company, Grant or any of their respective subsidiaries had any responsibility (whether indirect, direct or supervisory) at the time of termination of his employment or at any time during the two years prior to his termination.

6.5 Peters and the Company recognize and expressly agree that this Agreement is necessary and essential to protect the business conducted by the Company, Grant and their respective subsidiaries, and that the area and duration of the covenants contained herein are in all aspects reasonable and



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necessary to protect the Company, Grant and their respective subsidiaries, and do not unduly oppress or restrict the occupational future of Peters upon termination of his employment.

6.6 In addition to all other amounts payable to Peters herein and in consideration of the covenants set forth in this Article VI, the Company shall
(a) compensate Peters for the 24 months of the non-competition period set forth in Article 6.2 at a per annum rate equal to 50% of his base salary in effect immediately prior to the termination of Peters' employment, payable on a current basis in equal installments not less frequently than monthly, and (b) during such 24 month period, Peters shall be entitled to participate in the health and life insurance plans offered to employees of the Company on the same basis as if Peters were a full-time employee of the Company.

6.7 If any court determines that any provision of the covenant not to compete contained herein, or any part thereof is invalid or unenforceable, the remainder of such covenant not to compete shall not thereby be affected and shall be given full effect, without regard to the invalid provisions. If any court determines any provision of the covenant not to compete, or any part thereof, is unenforceable because of the duration or geographic scope of such provision the parties agree that such court shall have the power to reduce the duration or geographic scope of such provision, as the case may be, and the parties agree to request the court to exercise such power, and in its amended form, such provision shall be enforceable as between the parties.

6.8 If, pursuant to an action initiated by Peters, a court has limited the scope of the non-compete as contemplated in Article 6.7 above, and following such limitation, Peters engages in a competing business as originally defined, then the Company's or Grant's obligation to continue to make payments or provide benefits to or to permit the exercise of stock options or stock purchase agreements by Peters shall terminate.

6.9 For the purposes of this Agreement, the term "Affiliate" means any person or entity that, directly or indirectly, controls, is controlled by, or is under common control with, the person or entity in question. "Affiliate" shall be deemed not to include any adult children of Peters solely by virtue of their status as Peters' children.

6.10 The provisions of this Article VI shall survive the termination of this Agreement.

                                  ARTICLE VII.
                   TRADE SECRETS AND CONFIDENTIAL INFORMATION
                   ------------------------------------------

7.1 Peters acknowledges and agrees that in the performance of his duties of employment, he will be brought into frequent contact, either in person, by telephone or through the mails, with existing and potential clients of the Company, Grant or their respective subsidiaries. Peters also agrees that trade secrets and confidential information of the Company, Grant or their respective subsidiaries, more fully described in Article 7.2 below, gained by Peters during his association with the Company, Grant or their respective subsidiaries, have been developed by the Company, Grant or their respective subsidiaries through substantial expenditures of time, effort and money and constitute valuable and unique property of the Company, Grant or their respective subsidiaries, as the case may be. Peters further understands and agrees that the foregoing makes it necessary for the protection of the business of the Company, Grant and their respective subsidiaries that Peters not compete with the Company, Grant or their respective subsidiaries during his employment and not compete with the Company,


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Grant or their respective subsidiaries for a reasonable period thereafter, as further provided in this Agreement.

7.2 Peters will keep in strict confidence, and will not, directly or indirectly, at any time during his employment or thereafter, disclose, furnish, disseminate, make available or, except in the course of performing his duties of employment hereunder, use any trade secrets or confidential business information of the Company, Grant or their respective subsidiaries or their respective clients, without limitation as to when or how Peters may have acquired such information. Such confidential information shall include, without limitation, the Company's, Grant's or their respective subsidiaries', client lists, client information, terms of client contracts, any listing of names, addresses or telephone numbers, pricing policies, financial statements, projections, marketing plans or strategies, new business developments or plans, business acquisition plans and business methods. Peters specifically acknowledges that all such confidential information, whether reduced to writing, electronic media of any form, or maintained in the mind or memory of Peters and whether compiled by the Company, Grant or their respective subsidiaries and/or Peters, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use, that reasonable efforts have been made by the Company, Grant and their respective subsidiaries to maintain the secrecy of such information, that such information is the sole property of the Company, Grant or their respective subsidiaries, as the case may be, and that any retention and use of such information by Peters during his employment with the Company (except in the course of performing his duties and obligations hereunder) or after the termination of his employment shall constitute a misappropriation of the Company's, Grant's or their respective subsidiaries' trade secrets.

7.3 Upon termination of his employment, Peters will immediately return to the Company, Grant or any of their respective subsidiaries, in good condition, all property of the Company, Grant or any of their respective subsidiaries, as the case may be, including without limitation, the originals and all copies of all promotional materials, client lists, client information and all other materials related to the Company's, Grant's or any of their respective subsidiary's business. In the event that such items are not so returned, the Company and Grant will have the right to recover such property in addition to the right to charge Peters for all damages, costs, attorney's fees and other expenses incurred in searching for, taking, removing and/or recovering such property.

7.4 The provisions of this Article VII shall survive the termination of this Agreement.

                                  ARTICLE VIII.
                                   INVENTIONS
                                   ----------

8.1 Peters hereby assigns and agrees to assign to the Company, its successors, assigns or nominees, all of his rights to any discoveries, inventions and improvements, whether patentable or not, made, conceived or suggested, either solely or jointly with others, by Peters while in the Company's employ, whether in the course of his employment with the use of the Company's, Grant's or any of their respective subsidiary's time, material or facilities or that is in any way within or related to the existing or contemplated scope of the Company's, Grant's or any of their respective subsidiary's, business. Any discovery, invention or improvement relating to any subject matter with which the Company, Grant or their respective subsidiaries were concerned during Peters' employment and made, conceived or suggested by Peters, either solely or jointly with others, within



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two years following termination of Peters' employment under this Agreement or any successor agreements shall be irrebuttably presumed to have been so made, conceived or suggested in the course of such employment with the use of the Company's, Grant's or any of their respective subsidiary's time, materials or facilities. Upon request by the Company or Grant with respect to any such discoveries, inventions or improvements, Peters will execute and deliver to the Company, at any time during or after his employment, all appropriate documents for use in applying for, obtaining and maintaining such domestic and foreign patents as the Company or Grant may desire, and all proper assignments therefor, when so requested, at the expense of the Company, but without further or additional consideration.

8.2 The provisions of this Article VIII shall survive the termination of this Agreement.

                                   ARTICLE IX.
                                     NOTICE
                                     ------

9.1 Any notice required or permitted to be given hereunder shall be in writing and may be given by facsimile transmission, mailing by prepaid postage in the United States or Canadian mails or delivery of the same to such parties at the following addresses:

If to Peters:               Mitchell L. Peters
                            123 Woodpark Terrace S.W.
                            Calgary, Alberta
                            T2H 6E7
                            Facsimile: (403) 251-4598

If to the Company:          Solid State Geophysical Inc.
                            Attn:  Chairman of the Board
                            7309 Flint Road South East
                            Calgary, Alberta
                            T2H 1G3
                            Facsimile:  (403) 255-9475

with a copy to:             Grant Geophysical, Inc.
                            Attn: Chairman of the Board
                            16850 Park Row
                            Houston, TX 77084
                            Facsimile: (281) 398-9996

9.2 Any notice shall be deemed to be delivered on the first business day following the date on which it was delivered or if mailed, shall be deemed to be delivered on the third day following the date on which it was mailed, or if faxed, shall be deemed to be delivered on the date it was faxed.

9.3 Either party may change the address to which notices to it are to be addressed by notice to the other parties.




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                                   ARTICLE X.
                                     GENERAL
                                     -------

10.1 The Company and Peters warrant and represent that they have the power and authority to enter into this Agreement in the names, titles and capacities herein stated.

10.2 A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof, or of any other term and condition of the Agreement; provided, however, that any waiver by the Company shall be of no effect whatsoever unless Grant has consented in writing to such waiver.

10.3 This Agreement constitutes the entire agreement between the parties respecting the matters contained herein, and there are no representations, warranties, agreements or commitments between the parties hereto except as set forth herein. This Agreement may be amended only by an instrument in writing executed by the undersigned parties; provided, however, that such amendment shall be of no effect whatsoever unless Grant has consented in writing to such amendment.

10.4 This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, United States of America.

10.5 The Company shall reimburse Peters or his estate for all reasonable legal costs, charges, disbursements, fees and expenses actually incurred by him in respect of independent legal counsel obtained by him solely in connection with the negotiation and execution of this Agreement, together with an amount equal to any income taxes by any governmental authority imposed on Peters solely in respect of such reimbursement. Notwithstanding anything to the contrary contained in this Article, the Company shall not be responsible and Peters shall not be entitled to reimbursement for any legal costs, charges, disbursements, fees or expenses whatsoever incurred by Peters after the Effective Date.

10.6 If any provision of this Agreement, as applied to either party or to any circumstances, shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way effect any other provision of this Agreement or the validity or enforceability of this Agreement.

10.7 Peters acknowledges and agrees that the remedy at law available to the Company, Grant or their respective subsidiaries for breach of any of Peters' obligations under this Agreement would be inadequate. Peters therefore agrees that, in addition to any other rights or remedies that the Company, Grant or their respective subsidiaries may have at law or in equity, temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision of this Agreement, without the necessity of proof of actual damage.

10.8 Peters expressly acknowledges and agrees that Grant and its subsidiaries shall be deemed and considered to be third-party beneficiaries of this Agreement for all purposes.

10.9 Peters may not assign, transfer or convey this Agreement. This Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by it, in whole but not in part, to and shall be binding upon and inure to the benefit of Grant or any "successor" of the



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Company but such assignment by the Company shall not relieve it of any of its obligations hereunder. As used herein, the term "successor" shall mean only any person, firm, corporation or other business entity which at any time by reorganization, merger, consolidation, transfer, divestiture or otherwise shall have acquired all or substantially all of the assets of the Company or to which the Company shall have transferred all of the assets of the Company or to which the Company shall have transferred all or substantially all of its assets. Any such successor shall be deemed to be substituted for all purposes as the "Company" hereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement the day of November 1997.

                                           SOLID STATE GEOPHYSICAL INC.



                                           By: /s/ J. Richard Harris
                                              ---------------------------------
                                                 Name:  J. Richard Harris
                                                 Title: Chairman of the Board


                                           By: /s/ Shari Pusch
                                              ---------------------------------
                                                 Name:  Shari Pusch
                                                 Title: Secretary

                                            /s/ Mitchell L. Peters
                                           ------------------------------------
                                           MITCHELL L. PETERS
/s/ Michael A. Deaver
--------------------------------
Witness




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